Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-29185, 333-106504, and 333-204077), and S-8 (Nos. 333-03957, 333-85542, 333-85546, 333-142985, 333-167123 and 333-198050) of The Williams Companies, Inc., of our report dated February 21, 2014, except for Note 16 to the consolidated financial statements appearing under Item 8 of Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.) 2013 Annual Report on Form 10-K/A (not presented herein), as to which the date is March 3, 2014, and except for the effects of the capital structure change described in Note 1 to the consolidated financial statements appearing under Item 8 of the Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.) 2014 Annual Report on Form 10-K (not presented herein), as to which the date is February 25, 2015 relating to the consolidated financial statements of Williams Partners L.P. (formerly known as Access Midstream Partners, L.P.), which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 26, 2016